Index Options Contract Schedule

Owner:	[John Doe]	Contract Number:	[??687456]
Owner’s Date of Birth:	[January 15, 1977]	Issue Date:	[04/15/22]
Owner’s Gender:	[Male]	Annuitant:	[John Doe]
[Joint Owner:	[Jane Doe]]	Annuitant’s Date of Birth:	[January 15, 1977]
[Joint Owner’s Date of Birth:	[January 15, 1977]]	Annuitant’s Gender:	[Male]
[Joint Owner’s Gender:	[Female]]

Allocation Guidelines:
[1. Currently, you can select up to [5] of the Index Protection Strategy with Trigger Index Options.
2.	Currently, you can select up to [5] of the Index Protection Strategy with Cap Index Options.
3.	Currently, you can select up to [5] of the Index Performance Strategy II Index Options.
4.	Currently, you can select up to [5] of the Index Performance Strategy III Index Options.
5.	Currently, you can select up to [5] of the Index Guard Strategy Index Options.
6.	Currently, you can select up to [5] of the Index Precision Strategy Index Options.
7.	Currently, you can select up to a maximum of [15] Index Options.
8.	Allocations must be made in whole percentages.]

[Early Reallocation Cutoff:                                                                      [14 days prior to an Index Anniversary]] [Early Reallocation Maximum:  [2 Business Days per Index Year]]

Index Options:
[On the Income Benefit Date, for any Index Option that has not reached a Term End Date, we will lock the Index Option Value before we calculate Income Payments.]
[Part [A] Index Option Rider(s):]
[Index Performance Strategy II Index Options
Index	Buffer for all Terms	Minimum Cap for all Terms	Term length
S&P 500® Index	[10.00]%	[3.00]%	[1 Index Year]
Nasdaq-100® Index	[10.00]%	[3.00]%	[1 Index Year]
Russell 2000® Index	[10.00]%	[3.00]%	[1 Index Year]
EURO STOXX 50®	[10.00]%	[3.00]%	[1 Index Year]
iShares® MSCI Emerging Markets ETF	[10.00]%	[3.00]%	[1 Index Year]]
S40877-INCOME
[Admin. Tracking Identifier]

Index Options Contract Schedule continued from the previous page

[Index Performance Strategy III Index Options
Index	Buffer for all Terms	Minimum Cap for all Terms	Minimum Participation Rate for all Terms	Term length
S&P 500® Index	[10.00]%	[1.50]%	[100.00]%	[3 Index Years]
Nasdaq-100® Index	[10.00]%	[1.50]%	[100.00]%	[3 Index Years]
Russell 2000® Index	[10.00]%	[1.50]%	[100.00]%	[3 Index Years]
EURO STOXX 50®	[10.00]%	[1.50]%	[100.00]%	[3 Index Years]
iShares® MSCI Emerging Markets ETF	[10.00]%	[1.50]%	[100.00]%	[3 Index Years]
S&P 500® Index	[20.00]%	[1.50]%	[100.00]%	[3 Index Years]
Nasdaq-100® Index	[20.00]%	[1.50]%	[100.00]%	[3 Index Years]
Russell 2000® Index	[20.00]%	[1.50]%	[100.00]%	[3 Index Years]
EURO STOXX 50®	[20.00]%	[1.50]%	[100.00]%	[3 Index Years]
iShares® MSCI Emerging Markets ETF	[20.00]%	[1.50]%	[100.00]%	[3 Index Years]
S&P 500® Index	[30.00]%	[1.50]%	[100.00]%	[3 Index Years]
Nasdaq-100® Index	[30.00]%	[1.50]%	[100.00]%	[3 Index Years]
Russell 2000® Index	[30.00]%	[1.50]%	[100.00]%	[3 Index Years]
EURO STOXX 50®	[30.00]%	[1.50]%	[100.00]%	[3 Index Years]
iShares® MSCI Emerging Markets ETF	[30.00]%	[1.50]%	[100.00]%	[3 Index Years]
S&P 500® Index	[10.00]%	[1.50]%	[100.00]%	[6 Index Years]
Nasdaq-100® Index	[10.00]%	[1.50]%	[100.00]%	[6 Index Years]
Russell 2000® Index	[10.00]%	[1.50]%	[100.00]%	[6 Index Years]
EURO STOXX 50®	[10.00]%	[1.50]%	[100.00]%	[6 Index Years]
iShares® MSCI Emerging Markets ETF	[10.00]%	[1.50]%	[100.00]%	[6 Index Years]]
S40877-INCOME
[Admin. Tracking Identifier]

Index Options Contract Schedule continued from the previous page

[Index Guard Strategy Index Options
Index	Floor for all Terms	Minimum Cap for all Terms	Term length
S&P 500® Index	[-10.00]%	[3.00]%	[1 Index Year]
Nasdaq-100® Index	[-10.00]%	[3.00]%	[1 Index Year]
Russell 2000® Index	[-10.00]%	[3.00]%	[1 Index Year]
EURO STOXX 50®	[-10.00]%	[3.00]%	[1 Index Year]
iShares® MSCI Emerging Markets ETF	[-10.00]%	[3.00]%	[1 Index Year]]

[Index Precision Strategy Index Options
Index	Buffer for all Terms	Minimum Trigger Rate for all Terms	Term length
S&P 500® Index	[10.00]%	[3.00]%	[1 Index Year]
Nasdaq-100® Index	[10.00]%	[3.00]%	[1 Index Year]
Russell 2000® Index	[10.00]%	[3.00]%	[1 Index Year]
EURO STOXX 50®	[10.00]%	[3.00]%	[1 Index Year]
iShares® MSCI Emerging Markets ETF	[10.00]%	[3.00]%	[1 Index Year]]

[Part [B] Index Option Rider(s):]
[Index Protection Strategy with Trigger Index Options
Index	Minimum Trigger Rate for all Terms	Term length
S&P 500® Index	[0.50]%	[1 Index Year]
Nasdaq-100® Index	[0.50]%	[1 Index Year]
Russell 2000® Index	[0.50]%	[1 Index Year]
EURO STOXX 50®	[0.50]%	[1 Index Year]
iShares® MSCI Emerging Markets ETF	[0.50]%	[1 Index Year]]
S40877-INCOME
[Admin. Tracking Identifier]

Index Options Contract Schedule continued from the previous page

[Index Protection Strategy with Cap Index Options
Index	Minimum Cap for all Terms	Term length
S&P 500® Index	[0.50]%	[1 Index Year]
Nasdaq-100® Index	[0.50]%	[1 Index Year]
Russell 2000® Index	[0.50]%	[1 Index Year]
EURO STOXX 50®	[0.50]%	[1 Index Year]
iShares® MSCI Emerging Markets ETF	[0.50]%	[1 Index Year]]

The indexes do not reflect the dividends paid on the stocks underlying the market indexes. [Index disclosures will populate here.]
S40877-INCOME
[Admin. Tracking Identifier]